Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 16, 2015, of Oilfield Safety Holdings Inc. relating to the audit of the financial statements as of December 31, 2014 and for the period from December 29, 2014 (inception) through December 31, 2014, and the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

March 16, 2015